Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President – Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. PREANNOUNCES 3rd QUARTER RESULTS AND REVISES FULL YEAR 2008 ADJUSTED EPS GUIDANCE
•	Confirms Q3 Adjusted EPS from Continuing Operations to Fall Within Guided Range
▪	GAAP Loss per Share from Continuing Operations in the Range of ($0.08) – ($0.14)

▪	Adjusted EPS from Continuing Operations in the Range of $0.37 — $0.42
•	Revises Full Year 2008 Adjusted EPS from Continuing Operations Guidance to a Range of $1.00 to $1.10 from a Range of $1.40 to $1.50

•	Expects Fiscal 2008 Cash Flow from Continuing Operating Activities in the Range of $300 to $325 Million

•	Forecasts Inventory Decrease of 24% and Accounts Receivable Decrease of 27% Compared to Q3 2007

•	Balance Sheet Remains Strong / Expects Total Debt at Year End 2008 to be in the Range of $750 to $775 Million, A Reduction of Approximately $110 to $135 Million from Year End 2007

•	Expects to be in Compliance with Bank Credit Facility Financial Covenants in Q3 and Q4

•	Plans a 50% Decrease in Capital Expenditures in 2009 Compared to 2008
New York, NY October 24, 2008 – Liz Claiborne Inc. (NYSE:LIZ) today pre-announced an expected range of earnings for the third quarter and first nine months of 2008. For the third quarter of 2008, the Company expects to report a loss per share from continuing operations of ($0.08) – ($0.14) compared to diluted earnings per share (“EPS”) from continuing operations of $0.33 for the third quarter of 2007. The Company is confirming its adjusted diluted EPS from continuing operations range for the third quarter of 2008 of $0.37 — $0.42 compared to adjusted diluted EPS from continuing operations of $0.60 for the third quarter of 2007. Net sales from continuing operations for the third quarter of 2008 were approximately $1.015 billion, a decrease of 15.9% from the comparable 2007 period.
For the first nine months of 2008, the Company expects to report a loss per share from continuing operations of ($0.30) – ($0.36) compared to diluted EPS from continuing operations of $0.48 for the first nine months of 2007. Adjusted diluted EPS for the first nine months of 2008 are currently estimated to be in the range of $0.81 — $0.86 compared to adjusted diluted EPS from continuing operations of $0.94 for the first nine months of 2007. These estimated results include the $0.09 per share benefit from the reclassification of the first half of 2008 results of the Enyce and Narciso Rodriguez brands to discontinued operations. Net sales from continuing operations for the nine months 2008 were approximately $3.074 billion, a decrease of 6.0% from the comparable 2007 period.

Adjusted diluted EPS for the full year 2008 are currently estimated to be in the range of $1.00 – $1.10 compared to previous adjusted diluted EPS guidance of $1.40 – $1.50.
The estimated adjusted results for the third quarter and first nine months of 2008 and 2007 and the adjusted projected full year 2008 results on a continuing operations basis exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives and brand-exiting activities. The third quarter and first nine months estimated results are preliminary and subject to the Company’s completion of its quarterly closing process, including its tax review, and its annual goodwill and impairment review, and the customary review by its external auditors. Accordingly, such estimated results are subject to change.
The Company believes that the adjusted results for the third quarter and first nine months of 2008 and 2007 and the adjusted projected results for fiscal 2008 represent a more meaningful presentation of its historical and estimated operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information”, provide a full reconciliation of estimated and actual results to the adjusted estimated and actual results.
William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “For the third quarter of 2008, we are pre-announcing our adjusted EPS from continuing operations in the range of $0.37 to $0.42, which is in-line with the guidance provided in August, primarily driven by better than forecasted expense controls which offset a challenging top line. However, we began to see real changes in spending patterns in our stores in September, and we saw our department store partners dramatically increase promotional activity at the same time. Traffic in malls and street locations is off in every region, including Europe. Consumer confidence has clearly been impacted in a way we hadn’t seen earlier this year. While we have built very solid holiday plans, with strong opening price points and high impact assortments, we are lowering our guidance significantly for the fourth quarter, assuming the cut back in discretionary spending we are seeing right now will last throughout the holiday season, resulting in sales and profitability significantly below our prior expectations. The resulting fourth quarter adjusted EPS from continuing operations guidance now falls in the range of $0.19 to $0.24 — from the previous range of $0.66 to $0.71. These new forecasts assume a blended comparable store sales decline in the low double-digits on average in our stores—with Juicy being the positive exception. This results in a full year 2008 adjusted EPS from continuing operations guidance range of $1.00 to $1.10 compared to our previous estimate of $1.40 to $1.50. If current trends deteriorate further, it may be necessary to revise this adjusted EPS guidance. Given the uncertain environment and our lack of visibility, we will not provide 2009 guidance as part of our third quarter earnings release and conference call which is scheduled for November 11th.”
Mr. McComb concluded, “We will continue our intense focus on controlling the controllables...inventory, accounts receivable, brand execution and generating free cash flow to pay down debt. Our balance sheet remains strong and we continued to drive improvements in working capital in the third quarter, as evidenced by the estimated 24% reduction in inventory and 27% reduction in accounts receivable compared to last year, which reductions include the impact of brands sold, discontinued, or licensed. We expect our seasonally strong fourth quarter cash flow to result in a total debt balance of $750 to $775 million at year end, a reduction of approximately $110 to $135 million in total debt from the end of last year. Based upon these updated projections, for the full year 2008, we expect to generate $300 to $325 million of cash flow from continuing operating activities and also expect to be in compliance with our bank credit facility financial covenants for the 3rd and 4th quarters.”

THIRD QUARTER COMPARABLE STORE SALES
Comparable store sales in the third quarter and nine month period for our Direct Brands were as follows:

	Q3 Comp Store	Q3 YTD Comp	Total Stores at
Brand	Sales %	Store Sales %	End of Q3
Juicy Couture	5%	10%	85
Lucky Brand	(4%)	(1%)	222
Kate Spade	(13%)	(7%)	66
Mexx	(13%)	(9%)	232
CAPITAL EXPENDITURES
While we are on track to complete approximately 125 store openings in our Juicy Couture, Lucky Brand and Kate Spade brands in fiscal 2008, we have reduced our 2008 capital expenditures forecast to $195 million from our original $210 million plan and are planning to reduce the capital budget for 2009 by approximately 50% compared to 2008.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Kate Spade, Juicy Couture, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Liz Claiborne and Monet families of brands, Kensie, Kensiegirl, Mac & Jac, and the licensed DKNY Jeans Group. For more information visit www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks associated with the current macroeconomic conditions, including the tightening of the credit markets, reduction in consumer spending and recessionary pressures in the United States, Europe and other parts of the world; the Company’s ability to continue to have access to the liquidity necessary, through cash flow from operations and third party financing, to fund its operations, which may be adversely impacted by a number of factors, including the availability of credit generally, maintenance of financial covenants (as amended) of the Company’s debt and credit facilities, interest rate and exchange rate fluctuations, and the further downgrading of the Company’s credit rating; risks related to the reorganization of the Company and the realignment of the Company’s management structure; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with the Company’s efforts to reorganize its Mexx Europe operations; risks associated with providing for the succession of senior management; risks associated with the Company’s ability to execute successfully on its long-term growth plans; risks associated with the Company’s strategic review of brands completed in 2008, including whether the Company identified the appropriate brands for review or appropriately valued assets related to brands sold or licensed to third parties; risks associated with the Company’s operation of its specialty retail and outlet businesses, including the ability to successfully expand the specialty retail store base of its Direct Brands segment and to develop best-in-class retail capabilities; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; risks associated with the continuing challenging retail conditions, including the levels of consumer confidence and discretionary spending and the levels of consumer traffic within department stores, malls and other shopping and selling environments; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to, among other things, reduce product cycle-time and costs and meet customer demands and the requirements of the Company’s specialty retail and outlet businesses; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products association with known designers and retailer and consumer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation, restructurings and other ownership changes, and, financial difficulties, including bankruptcies, in the retail industry; the Company’s ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality or safety standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate business development opportunities and risks associated with new business relationships and new product lines, product categories and markets, including risks relating to achieving projected or satisfactory levels of sales, profits and/or return on investment, and risks inherent in licensing arrangements, such as the Company’s license of the DKNY Jeans and DKNY Active brands, the cosmetics license with Elizabeth Arden, and the Dana Buchman license with Kohl’s Corporation; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship with the unions which represent certain Company employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product and risks associated with the importation and exportation of product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing the Company’s intellectual property rights; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 5, 2008, including under the section captioned

“Item 1A. Risk Factors”, and in the Company’s 2007 Annual Report on Form 10-K, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following table provides reconciliations of the Estimated Loss from Continuing Operations to Estimated Income from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	13 Weeks Ended	40 Weeks Ended
	October 4, 2008	October 4, 2008
Estimated Loss from Continuing Operations	$(6,200) – (11,200)	$(28,500) – (33,500)

Estimated impact of:
Streamlining initiatives and brand-exiting activities	35,500	145,000
Trademark impairment	10,000	10,000
Benefit (provision) for income taxes	200	(45,500)

Estimated Income from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$34,500 – 39,500	$76,000 – 81,000

Estimated Basic Earnings per Common Share from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$0.37 – 0.42	$0.81 – 0.86

Estimated Diluted Earnings per Common Share from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$0.37 – 0.42	$0.81 – 0.86
The following table provides reconciliations of the Income from Continuing Operations to Income from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	13 Weeks Ended	39 Weeks Ended
	September 29, 2007	September 29, 2007
Income from Continuing Operations	$33,517	$49,273

Streamlining initiatives and brand-exiting activities	31,013	61,761
Trademark impairment	12,300	12,300
Provision for income taxes	(16,223)	(26,975)

Income from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$60,607	$96,359

Basic Earnings per Common Share from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$0.61	$0.95

Diluted Earnings per Common Share from Continuing Operations, Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$0.60	$0.94

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